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[PRICEWATERHOUSECOOPERS LOGO]
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                                                   PricewaterhouseCoopers LLP
                                                   601 West Hastings Street
                                                   Suite 1400
                                                   Vancouver, British Columbia
                                                   Canada V6B 5A5
                                                   Telephone + 1 (604) 806 7000
                                                   Facsimile + 1 (604) 806 7664






The Board of Directors
Norske Skog Canada Limited
9th Floor, 700 West Georgia Street
Vancouver, British Columbia
Canada V7J 1J7


March 1, 2002


We consent to the inclusion in this registration statement on Form F-4 (the "Registration Statement") of our report dated May 15, 1998 relating to the consolidated balance sheet of MB Paper Limited (the "Company") as at April 30, 1998 and the consolidated statements of earnings, deficit and cash flows of the Company for the four months ended April 30, 1998.

In addition, we consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP
Chartered Accountants














PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.